UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

MULTI SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-12162	22-2418056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 East 55th Street, 2nd Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 451-2254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant.

On August 7, 2009. Multi Solutions, Inc. (the “Company”) received a letter (the “Letter”) from Moore & Associates, Chartered (“Moore”), its independent registered public accounting firm, stating that Moore will no longer be engaged in auditing or reviewing public company financial statements. It was not necessary for the Company’s Board to meet as the Letter was an effective resignation of Moore from serving as the Company’s independent registered public accounting firm. The Company has not yet selected an independent registered public accounting firm to replace Moore.

On August 27, 2009, the Public Company Accounting Oversight Board (“PCAOB”) revoked Moore’s registration because of violations of the PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

None of the reports of Moore & Associates Chartered on the Company’s financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements in its Form 10-K for the fiscal year ended January 31, 2008 contained a going concern qualification.

During the registrant’s two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

The Company attempted to provide Moore with a copy of this Current Report on Form 8-K (“Current Report”) prior to its filing with the Securities and Exchange Commission (“SEC”), and requested that the firm furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. Moore advised us that on the advice of legal counsel, they would not be providing such a letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2009	MULTI SOLUTIONS, INC.

	By:	/s/ Jerome Goubeaux
Name: Jerome Goubeaux Title: President